                                                                    EXHIBIT 21.1


                                    GEOWORKS

                              LIST OF SUBSIDIARIES


NAME                                JURISDICTION        ORGANIZATION
----                                ------------        ------------

Geoworks Kabushiki Kaisha           Japan               Wholly owned subsidiary

Geoworks Limited                    U.K.                Wholly owned subsidiary